Calculation of Filing Fee Tables
S-8
Quoin Pharmaceuticals, Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value per share ("Ordinary Shares"), represented by American Depositary Shares ("ADSs") (2) issuable upon the exercise of options that are outstanding under the Quoin Pharmaceuticals Ltd. Amended and Restated Equity Incentive	Other	47,493	$ 27.30	$ 1,296,558.90	0.0001531	$ 198.50
2	Equity	Ordinary shares represented by ADSs issuable upon the exercise of options that are outstanding under the Plan	Other	155,983	$ 9.07	$ 1,414,765.81	0.0001531	$ 216.60
Total Offering Amounts:						$ 2,711,324.71		$ 415.10
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 415.10
Offering Note
[1]	Note 1 - The securities to be registered include options to acquire Ordinary Shares represented by ADSs of Quoin Pharmaceuticals Ltd. (the "Registrant") issuable pursuant to the Registrant's Amended and Restated Equity Incentive Plan, as amended, (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional securities of the Registrant's that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding securities. ADSs issuable upon deposit of ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-212698) filed with the Securities and Exchange Commission. Each ADS represents thirty-five (35) Ordinary Shares. All of such shares are issuable upon the exercise of outstanding options under the Plan to purchase an aggregate of 1,662,255 Ordinary Shares represented by 47,493 ADSs at an exercise price of $27.30 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

[2]	Note 2 - Please see first two paragraphs of Note 1. All of such shares are issuable upon the exercise of outstanding options under the Plan to purchase an aggregate of 5,459,405 Ordinary Shares represented by 155,983 ADSs at an exercise price of $9.07 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A